Exhibit 99.1

Sachem Capital Revenue Increases 42.8% to $14.7 Million for the First Quarter 2023

BRANFORD, Conn., May 15, 2023 (GLOBE NEWSWIRE) -- Sachem Capital Corp. (NYSE American: SACH) announced its financial results for the quarter ended March 31, 2023. The company will host a conference call today, Monday, May 15, 2023 at 8:00 a.m. Eastern Daylight Time to discuss in greater detail its financial performance and operating results for the first quarter ended March 31, 2023.

John Villano, CPA, the company’s Chief Executive Officer, stated: “Our loan portfolio continues to perform well in a very challenging macroeconomic environment. While we are mindful of the opportunities that arise in times of market dislocations, we continue to take a prudent approach to minimize risk and insulate our loan portfolio. As we move ahead our experienced management team will be very selective in deploying our capital while pursuing new opportunities in the current environment. As the lending environment stabilizes, we will once again expand our services and capabilities in a judicious manner. As is our custom, providing our shareholders with attractive, sustainable risk-adjusted returns is our first priority.”

Results of operations for quarter ended March 31, 2023

Total revenue grew 42.8% to approximately $14.7 million compared to approximately $10.3 million for the quarter ended March 31, 2022. The growth in revenue was due primarily to an increase in lending operations. For the first quarter 2023, interest income was approximately $11.0 million compared to approximately $8.5 million for the 2022 period.

Total operating costs and expenses for the quarter ended March 31, 2023 were approximately $9.6 million compared to approximately $5.9 million for 2022 period. Given the company’s ongoing investments in its growth strategies, the largest contributor to this increase was interest and amortization of deferred financing costs, which were approximately $6.9 million in the quarter compared to approximately $3.9 million in 2022 period. The balance of the changes was attributable to (i) approximately $785,000 of compensation (including stock-based compensation), fees and taxes and (ii) approximately $266,000 general and administrative expenses.

Net income attributable to common shareholders for the three months ended March 31, 2023 was approximately $4.2 million, or $0.10 per share, compared to approximately $3.4 million, or $0.10 per share for the three months ended March 31, 2022.

Balance Sheet

Total assets at March 31, 2023 were approximately $597.0 million compared to approximately $565.7 million at December 31, 2022, an increase of approximately $31.3 million, or 5.5%. The change was due primarily to the growth in the company’s mortgage loan portfolio and in its investment securities holdings, which increased approximately $15.8 million and $11.3 million, respectively. Total liabilities at March 31, 2023 were approximately $368.0 million compared to approximately $348.0 million at December 31, 2022.

Total indebtedness at quarter end included approximately $280.6 million of notes payable (net of approximately $7.8 million of deferred financing costs), approximately $13.7 million balance on the margin loan account with Wells Fargo Advisors, approximately $54.1 million outstanding on the master repurchase financing facility with an affiliate of Churchill Real Estate and approximately $1.7 million outstanding on the mortgage loan with New Haven Bank.

Total shareholders’ equity at March 31, 2023 rose approximately $11.3 million to $229.0 million compared to approximately $217.7 million at December 31, 2022. The change was primarily due to additional paid-in capital of approximately $9.5 million.

Dividends

Subsequent to quarter end, on April 24, 2023, the company paid a quarterly dividend of $0.13 per share to shareholders of record as of the close of trading on the NYSE American on April 17, 2023.

The company currently operates and qualifies as a Real Estate Investment Trust (REIT) for federal income taxes and intends to continue to qualify and operate as a REIT. Under federal income tax rules, a REIT is required to distribute a minimum of 90% of taxable income each year to its shareholders and the company intends to comply with this requirement for the current year.

Investor Conference Call

The company will host a conference call today Monday, May 15, 2023 at 8:00 a.m. Eastern Time, to discuss in greater detail its financial results for the quarter ended March 31, 2023.

Interested parties can access the conference call via telephone by dialing toll free 1-888-886-7786 for U.S. callers or +1 416-764-8658 for international callers. A webcast of the call may be accessed on Sachem’s website at https://ir.sachemcapitalcorp.com/ir-calendar.

The webcast will also be archived on the company’s website and a telephone replay of the call will be available through Monday, May 29, 2023 and can be accessed by dialing 1-844-512-2921 for U.S. callers or +1 412-317-6671 for international callers and by entering replay passcode: 62285433.

About Sachem Capital Corp

Sachem Capital Corp. is a mortgage REIT that specializes in originating, underwriting, funding, servicing, and managing a portfolio of loans secured by first mortgages on real property. It offers short-term (i.e., three years or less) secured, nonbanking loan to real estate investors to fund their acquisition, renovation, development, rehabilitation, or improvement of properties. The company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate and is personally guaranteed by the principal(s) of the borrower. The company will also make opportunistic real estate purchases apart from its lending activities.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward-looking statements. These forward-looking statements are based primarily on management’s current expectations and projections about future events and trends that management believes may affect the company’s financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in the Annual Report on Form 10-K for 2022 to be filed with the U.S. Securities and Exchange Commission on March 31, 2023. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although the company believes that the expectations reflected in the forward-looking statements are reasonable, the company cannot guarantee future results, level of activity, performance, or achievements. In addition, neither the company nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The company disclaims any duty to update any of these forward-looking statements. All forward-looking statements attributable to the company are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by the company in the context of these risks and uncertainties.

Investor & Media Contact:
Email: investors@sachemcapitalcorp.com

SACHEM CAPITAL CORP.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$20,332,516	$23,713,097
Investment securities	35,837,202	24,576,462
Mortgages receivable, net	476,469,464	460,633,268
Interest and fees receivable, net	6,645,909	6,309,845
Due from borrowers, net	6,037,966	5,276,967
Real estate owned	6,138,912	5,216,149
Investments in partnerships	35,322,234	30,831,180
Property and equipment, net	4,792,472	4,121,721
Other assets	5,420,367	4,983,173
Total assets	$596,997,042	$565,661,862

Liabilities and Shareholders’ Equity
Liabilities:
Notes payable (net of deferred financing costs of $7,793,640 and $8,352,597)	$280,608,110	$280,049,153
Repurchase facility	54,055,815	42,533,466
Mortgage payable	1,660,000	750,000
Line of credit	13,673,930	3,587,894
Accrued dividends payable	—	5,342,160
Accounts payable and accrued liabilities	2,007,450	1,439,219
Advances from borrowers	11,314,622	9,892,164
Deferred revenue	4,681,060	4,360,452
Total liabilities	368,000,987	347,954,508

Commitments and Contingencies

Shareholders’ Equity:
Preferred shares - $0.001 par value; 5,000,000 shares authorized; 2,903,000 shares designated as Series A Preferred Stock; 1,909,187 and 1,903,000 shares of Series A Preferred Stock issued and outstanding at March 31, 2023 and December 31, 2022, respectively	1,909	1,903
Common shares - $0.001 par value; 200,000,000 shares authorized; 43,756,724 and 41,093,536 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	43,757	41,094
Paid-in capital	235,709,499	226,220,990
Accumulated other comprehensive loss	(469,853)	(561,490)
Accumulated deficit	(6,289,257)	(7,995,143)
Total shareholders’ equity	228,996,055	217,707,354
Total liabilities and shareholders’ equity	$596,997,042	$565,661,862

SACHEM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

	Three Months Ended
	March 31,
	2023	2022
Revenue:
Interest income from loans	$10,983,326	$8,511,375
Investment gain, net	274,796	117,337
Income from partnership investments	549,723	272,488
Origination and modification fees, net	1,475,920	1,843,841
Fee and other income	707,605	608,564
Unrealized gain (loss) on investment securities	716,389	(1,052,230)
Total revenue	14,707,759	10,301,375

Operating costs and expenses:
Interest and amortization of deferred financing costs	6,872,967	3,898,389
Compensation, fees and taxes	1,779,318	993,962
General and administrative expenses	898,115	631,948
Other expenses	83,722	99,272
(Gain) Loss on sale of real estate	(148,100)	65,838
Allowance for credit losses	101,515	105,000
Impairment loss	—	155,500
Total operating costs and expenses	9,587,537	5,949,909
Net income	5,120,222	4,351,466
Series A Preferred Stock dividend	(924,762)	(921,766)
Net income attributable to common shareholders	4,195,460	3,429,700

Other comprehensive loss
Unrealized gain on investment securities	91,637	242,808
Comprehensive income	$4,287,097	$3,672,508
Basic and diluted net income per common share outstanding:
Basic	$0.10	$0.10
Diluted	$0.10	$0.10
Weighted average number of common shares outstanding:
Basic	42,792,509	34,892,883
Diluted	42,792,509	34,898,666

SACHEM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF CASH FLOW

(unaudited)

	Three Months Ended
	March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,120,222	$4,351,466
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing costs and bond discount	600,215	469,251
Depreciation expense	40,132	22,239
Stock based compensation	173,315	106,879
Allowance for credit losses	101,515	105,000
Impairment loss	—	155,500
(Gain) loss on sale of real estate	(148,100)	65,838
Unrealized(gain) loss on investment securities	(716,389)	1,052,230
(Gain) loss on sale of investment securities	(275,879)	154,135
Changes in operating assets and liabilities:
(Increase) decrease in:
Interest and fees receivable	(366,191)	(395,924)
Other assets - miscellaneous	(499,651)	(210,688)
Due from borrowers	(783,302)	(292,302)
Other assets - prepaid expenses	9,955	42,220
(Decrease) increase in:
Accounts payable and accrued liabilities - accrued interest	95,221	121,913
Accounts payable and accrued liabilities - accounts payable and accrued expenses	(84,738)	10,720
Deferred revenue	320,608	232,794
Advances from borrowers	1,422,458	1,563,852
Total adjustments	(110,831)	3,203,657

NET CASH PROVIDED BY OPERATING ACTIVITIES	5,009,391	7,555,123

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investment securities	(13,971,218)	(27,545,183)
Proceeds from the sale of investment securities	3,780,522	51,705,055
Purchase of interests in investment partnerships, net	(4,491,054)	(11,358,017)
Proceeds from sale of real estate owned	515,136	622,737
Acquisitions of and improvements to real estate owned, net	(103,136)	(177,336)
Purchase of property and equipment	(710,883)	(3,658)
Principal disbursements for mortgages receivable	(58,883,818)	(88,735,230)
Principal collections on mortgages receivable	39,884,300	27,106,768
Other assets – pre-offering costs	25,111	(57,768)
NET CASH USED FOR INVESTING ACTIVITIES	(33,955,040)	(48,442,632)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from (repayment of) line of credit	10,086,036	(9,898,667)
Net proceeds from repurchase facility	11,522,349	7,857,960
Proceeds from mortgage	910,000	—
Accounts payable and accrued liabilities - principal payments on other notes	(4,252)	(6,627)
Dividends paid on Common Stock	(5,342,160)	(3,927,600)
Dividends paid on Series A Preferred Stock	(924,762)	(921,766)
Proceeds from issuance of common shares, net of expenses	9,181,158	15,547,815
Proceeds from issuance of Series A Preferred Stock, net of expenses	136,699	—
Gross proceeds from issuance of fixed rate notes	—	50,000,000
Financings costs incurred in connection with fixed rate notes	—	(1,839,034)
NET CASH PROVIDED BY FINANCING ACTIVITIES	25,565,068	56,812,081

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,380,581)	15,924,572

CASH AND CASH EQUIVALENTS- BEGINNING OF YEAR	23,713,097	41,938,897

CASH AND CASH EQUIVALENTS - END OF PERIOD	$20,332,516	$57,863,469

SACHEM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF CASH FLOW (Continued)

(unaudited)

	Three Months Ended
	March 31,
	2023	2022
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION
Interest paid	$6,191,398	$3,307,225

Real estate acquired in connection with the foreclosure of certain mortgages, inclusive of interest and other fees receivable, during the three months ended March 31, 2023 amounted to $1,186,663.